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                                                                     EXHIBIT 1.1
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                                  VENTAS, INC.

                            (a Delaware corporation)


                        2,000,000 Shares of Common Stock


                               PURCHASE AGREEMENT
                               ------------------


Dated: March 10, 2004


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                                Table of Contents
                                                                            Page
                                                                            ----

SECTION 1.   Representations and Warranties....................................2
       (a)   Representations and Warranties by the Company.....................2
             (i)      Compliance with Registration Requirements................2
             (ii)     Capitalization...........................................3
             (iii)    Authorization and Description of Securities..............4
             (iv)     Good Standing of the Company and its Subsidiaries........4
             (v)      Authorization of Agreement...............................4
             (vi)     Absence of Defaults and Conflicts........................4
             (vii)    Absence of Defaults and Conflicts Upon Consummation
                      of Offering..............................................5
             (viii)   Absence of Proceedings...................................5
             (ix)     Absence of Further Requirements..........................6
             (x)      Absence of Labor Dispute.................................6
             (xi)     Environmental Laws.......................................6
             (xii)    Possession of Licenses and Permits.......................6
             (xiii)   Title to Property........................................7
             (xiv)    Authorization, etc. of Leases............................7
             (xv)     Qualification as a REIT..................................8
             (xvi)    Possession of Intellectual Property......................8
             (xvii)   Tax Returns and Payment of Taxes.........................8
             (xviii)  Certain ERISA matters....................................8
             (xix)    Investment Company Act...................................9
             (xx)     Insurance for Leased Properties..........................9
             (xxi)    Accounting and Other Controls............................9
             (xxii)   No Material Adverse Change in Business...................9
             (xxiii)  Independent Accountants and Financial Statements........10
             (xxiv)   Incorporated Documents..................................10
             (xxv)    Accuracy of Exhibits....................................10
             (xxvi)   No Stabilization or Manipulation........................10
             (xxvii)  Underwriting............................................10
             (xxviii) Statistical and Other Data..............................11
             (xxix)   Sarbanes-Oxley Compliance...............................11
       (b)   Officer's Certificates...........................................11

SECTION 2.   Sale and Delivery to Merrill Lynch; Closing......................11
       (a)   Securities.......................................................11
       (b)   Payment..........................................................11
       (c)   Denominations; Registration......................................11

SECTION 3.   Covenants of the Company.........................................12
       (a)   Compliance with Securities Regulations and
             Commission Requests..............................................12
       (b)   Filing of Amendments.............................................12
       (c)   Delivery of Registration Statement...............................12

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       (d)   Delivery of Prospectus...........................................12
       (e)   Continued Compliance with Securities Laws........................13
       (f)   Blue Sky Qualifications..........................................13
       (g)   Rule 158.........................................................13
       (h)   Use of Proceeds..................................................13
       (i)   Listing..........................................................13
       (j)   Restriction on Sale of Securities................................13
       (k)   Reporting Requirements...........................................14

SECTION 4.   Payment of Expenses..............................................14
       (a)   Expenses.........................................................14
       (b)   Termination of Agreement.........................................14

SECTION 5.   Conditions of Merrill Lynch's Obligations........................14
       (a)   Effectiveness of Registration Statement..........................15
       (b)   Opinion of Counsel for Company...................................15
       (c)   Opinion of Counsel for Merrill Lynch.............................15
       (d)   Officers' Certificate............................................15
       (e)   Accountant's Comfort Letter......................................16
       (f)   Bring-down Comfort Letter........................................16
       (g)   Approval of Listing..............................................16
       (h)   Lock-up Agreements...............................................16
       (i)   Additional Documents.............................................16
       (j)   Termination of Agreement.........................................16

SECTION 6.   Indemnification..................................................16
       (a)   Indemnification of Merrill Lynch by the Company
             and Ventas Realty................................................16
       (b)   Indemnification of Company, Directors and Officers...............17
       (c)   Actions against Parties; Notification............................18
       (d)   Settlement without Consent if Failure to Reimburse...............18
       (e)   Other Agreements With Respect to Indemnification.................18

SECTION 7.   Contribution.....................................................18

SECTION 8.   Representations, Warranties and Agreements
             to Survive Delivery..............................................20

SECTION 9.   Termination of Agreement.........................................20
       (a)   Termination; General.............................................20
       (b)   Liabilities......................................................20

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SECTION 10.  Default by the Company...........................................20

SECTION 11.  Notices..........................................................21

SECTION 12.  Parties..........................................................21

SECTION 13.  GOVERNING LAW AND TIME...........................................21

SECTION 14.  Effect of Headings...............................................21

SCHEDULES
     Schedule A   -  Pricing Information.................................Sch A-1
     Schedule B   -  List of Subsidiaries................................Sch B-1
     Schedule C      List of Persons Subject to Lock-up..................Sch C-1

EXHIBITS
     Exhibit A-1  -  Form of Opinion of Company's General Counsel............A-1
     Exhibit A-2  -  Form of Opinion of Willkie Farr & Gallagher LLP
                     as special counsel to the Company.......................A-2
     Exhibit A-3  -  Form of Opinion of Willkie Farr & Gallagher LLP
                     as special tax counsel to the Company's.................A-3
     Exhibit A-4  -  Form of Opinion of Company's Regulatory Counsel.........A-4
     Exhibit B       Form of Lock-up Letter..................................B-1

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                                  VENTAS, INC.

                            (a Delaware corporation)

                        2,000,000 Shares of Common Stock

                           (Par Value $.25 Per Share)

                               PURCHASE AGREEMENT
                               ------------------
                                                                  March 10, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated

Ladies and Gentlemen:

     Ventas, Inc., a Delaware corporation (the "Company") and Ventas Realty, Limited Partnership, a Delaware limited partnership ("Ventas Realty") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), with respect to the issue and sale by the Company and the purchase by Merrill Lynch of 2,000,000 shares of Common Stock, par value $.25 per share, of the Company (the "Common Stock"). The aforesaid 2,000,000 shares of Common Stock to be purchased by Merrill Lynch are hereinafter called the "Securities".

     The Company and Ventas Realty understand that Merrill Lynch proposes to make a public offering of the Securities as soon as Merrill Lynch deems it advisable after this Agreement has been executed and delivered.

     The Company and Ventas Capital Corporation, Ventas LP Realty, L.L.C. and Ventas Realty, Limited Partnership, Ventas Healthcare Properties Inc. and Ventas TRS LLC (collectively, the "Co-Registrants") have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-107942) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus together with a prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein referred to together as, the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein

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referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus and the final prospectus supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to Merrill Lynch for use in connection with the offering of the Securities are herein collectively called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). For purposes of this Agreement, references to amendments to the Registration Statement shall be deemed to include registration statements containing combined prospectuses pursuant to Rule 429 of the 1933 Act Regulations that include securities registered pursuant to the 1933 Act and amendments thereto.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company and Ventas Realty represent and warrant to Merrill Lynch as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof and agree with Merrill Lynch, as follows:

          (i) Compliance with Registration Requirements. The Company and the Co-Registrants meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the time the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will

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     include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to Merrill Lynch for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Capitalization. As of December 31, 2003 the Company had an authorized capitalization as set forth in the Prospectus in the column entitled "Actual" in the row labeled "Common Stock" under the caption "Capitalization." All of the issued and outstanding shares of capital stock or other equity interests of the Company (other than the failure to authorize the issuance of shares in uncertificated form) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right; provided that the Company shall, prior to the Closing Time, authorize and approve the issuance of shares in uncertificated form. Attached as Schedule B is a true and complete list identifying each subsidiary (as defined in the 1933 Act) of the Company, its jurisdiction of incorporation or formation, its direct or indirect percentage equity ownership by the Company (all such entities, the "Subsidiaries"). All of the issued and outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Prospectus or on Schedule B, are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged on or prior to the Closing Date or (ii) that are described in the Prospectus and secure indebtedness described in the Prospectus. Except as set forth on Schedule B, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities registered (i) under the Registration Statement that have not been so registered or waived, or (ii) subsequent to the date hereof pursuant to any agreement not described in the Registration Statement or the Prospectus, except as disclosed in writing to Merrill Lynch. "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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          (iii)    Authorization and Description of Securities. The Securities
     to be purchased by Merrill Lynch from the Company have been duly authorized for issuance and sale to Merrill Lynch pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (iv) Good Standing of the Company and its Subsidiaries. Each of the Company and its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate, partnership or limited liability company power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below) and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below). Each of the Company and Ventas Realty has all requisite corporate or partnership power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

          (v) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and Ventas Realty.

          (vi) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents. Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments") or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. There exists no

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     condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (vii) Absence of Defaults and Conflicts Upon Consummation of Offering. None of the issuance, offer and sale of the Securities by the Company, the execution, delivery and performance of the Purchase Agreement by the Company or Ventas Realty or the consummation by the Company or Ventas Realty of the transactions contemplated herein and in the Registration Statement and the Prospectus violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge, or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Subsidiary,
     (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties or (iv) any Agreements or Instruments and except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, consents, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or the consummation of the issuance and sale of the Securities, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect.

          (viii) Absence of Proceedings. Except as set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or Ventas Realty, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that is, (i) individually or in the aggregate, reasonably likely (a) to have a Material Adverse Effect, or (b) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by this Agreement and the Registration Statement, or (ii) that is otherwise required to be disclosed in the Registration Statement. Except as set forth in the Registration Statement and Prospectus, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company or Ventas Realty, that has been proposed by any governmental body or agency, domestic or foreign or (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that (a) is required to be disclosed in the Registration Statement or (b) in the case of clauses (A) and (B) is, individually or in the aggregate, reasonably likely (1) to have a Material Adverse Effect, (2) to interfere with or adversely affect the issuance of the Securities in any jurisdiction or adversely affect the

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     consummation of the transactions contemplated by this Agreement. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the closing date be, complied with in all material respects.

          (ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Ventas Realty of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (x) Absence of Labor Dispute. Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or Ventas Realty, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc., which may reasonably be expected to result in a Material Adverse Effect.

          (xi) Environmental Laws. Except as described in the Registration Statement and the Prospectus, the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company and Ventas Realty, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Company or Ventas Realty is subject that are reasonably likely to result in a Material Adverse Effect are fully and accurately described in all material respects in the Registration Statement and the Prospectus.

          (xii) Possession of Licenses and Permits. The Company and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by it in the, manner described in the Registration Statement and Prospectus, except where failure to hold such Authorizations

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     is not, individually or in the aggregate, reasonably likely to have a
     Material Adverse Effect and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and the Company and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (xiii) Title to Property. The Company and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in the Registration Statement and Prospectus and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

          (xiv) Authorization, etc. of Leases. Each of the Company's and its Subsidiaries' leases, including the Master Leases (as defined below) and the master lease agreement, dated as of November 1, 2002, between Ventas Realty and certain entities related to Trans Healthcare, Inc., has been duly authorized by one or more of the Company and its Subsidiaries, as applicable, and is a valid and binding agreement of the Company and/or any such Subsidiary, and, to the knowledge of the Company and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. To the knowledge of the Company and Ventas Realty, no lessee or sublessee of any portion of any of the properties owned or leased by the Company and/or any Subsidiary is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in the Registration Statement and Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The term "Master Leases" refers to (i) the four amended and restated master lease agreements, dated as of April 20, 2001, between Ventas Realty and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc., and (ii) the master lease agreement, dated as of December 12, 2001, between Ventas Finance I, LLC (successor by assignment to Ventas Realty) and Kindred Healthcare Inc. and Kindred Healthcare Operating, Inc.

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          (xv)     Qualification as a REIT. The Company meets the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code").

          (xvi) Possession of Intellectual Property. The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the "Intellectual Property") necessary to conduct the businesses operated by them as described in the Registration Statement, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect. To the knowledge of the Company and Ventas Realty, the use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by the Company and the Subsidiaries.

          (xvii) Tax Returns and Payment of Taxes. All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has knowledge of any material proposed additional tax assessments against the Company or any of the Subsidiaries or their assets or property.

          (xviii) Certain ERISA matters. Neither the Company nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (xix) Investment Company Act. Neither the Company nor any Subsidiary is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Insurance for Leased Properties. The Company and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in the Company's reasonable judgment sufficient to protect the Company and the Subsidiaries and their businesses.

          (xxi) Accounting and Other Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) No Material Adverse Change in Business. As of December 31, 2003, neither the Company nor any subsidiary (as defined in the 1933 Act) of the Company at December 31, 2003 had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date, or in the notes thereto, set forth in the Registration Statement and the Prospectus, or otherwise described therein, other than the performance by the Company of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 Act (the "1934 Act") and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), to be disclosed on a regularly prepared balance sheet or in the notes thereto. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of the Company (other than as a result of transactions disclosed under the caption "Use of Proceeds" in the Prospectus) or any of the Subsidiaries or in the authorized capitalization of the Company.

          (xxiii) Independent Accountants and Financial Statements. Ernst & Young LLP is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations. The historical financial statements, together with the related financial schedules and notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement and the Prospectus). The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary selected financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The other financial and statistical information and data included in the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required.

          (xxiv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xxv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required and such descriptions are correct in all material respects.

          (xxvi) No Stabilization or Manipulation. None of the Company or any Subsidiary or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

          (xxvii) Underwriting. Except as described in the section of the Prospectus entitled "Plan of Distribution," there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person that would give rise to a valid claim against the Company, any Subsidiary or Merrill Lynch for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

          (xxviii) Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc. included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and Ventas Realty reasonably believe to be accurate in all material respects or represent the Company's and Ventas Realty's good faith estimates that are made on the basis of data derived from sources the Company and Ventas Realty reasonably believe to be reliable and accurate in all material respects.

          (xxix) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to provide that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company, Ventas Realty or any Subsidiary addressed and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Merrill Lynch; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Merrill Lynch, and Merrill Lynch agrees to purchase from the Company, at the price per share set forth in Schedule A, the Securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch of certificates for the Securities to be purchased by it.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company and Ventas Realty, jointly and severally, covenant with Merrill Lynch as follows:

     (a) Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company, subject to Section 3(b), will notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall reasonably object.

     (c) Delivery of Registration Statement. The Company has furnished or will deliver upon request, which may be oral, to Merrill Lynch and counsel for Merrill Lynch, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copy of the Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company will furnish to Merrill Lynch, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as Merrill Lynch may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner described in the Prospectus under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

     (j) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to Merrill Lynch of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to Merrill Lynch, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Merrill Lynch, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to Merrill Lynch of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to Merrill Lynch of a reasonable number of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and Ventas Realty shall reimburse Merrill Lynch for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Merrill Lynch.

     SECTION 5. Conditions of Merrill Lynch's Obligations. The obligations of Merrill Lynch hereunder are subject to the accuracy of the representations and warranties of the

Company and Ventas Realty contained in Section 1 hereof or in certificates of any officer of the Company, Ventas Realty or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company and Ventas Realty of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Merrill Lynch. A prospectus, together with a prospectus supplement shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of:

          (i) T. Richard Riney, general counsel for the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to Merrill Lynch may reasonably request;

          (ii) Willkie Farr & Gallagher LLP, as counsel for the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to Merrill Lynch may reasonably request;

          (iii) Willkie Farr & Gallagher LLP, as tax counsel for the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to Merrill Lynch may reasonably request; and

          (iv) Greenberg Traurig, LLP, as regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to Merrill Lynch may reasonably request.

     (c) Opinion of Counsel for Merrill Lynch. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton LLP, counsel for Merrill Lynch in form and substance reasonably satisfactory to Merrill Lynch.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, condition, financial or otherwise, results of operations, performance or properties of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chief Executive Officer and President of the Company, the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and Ventas Realty have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to the knowledge of such officer are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to Merrill Lynch containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) Lock-up Agreements. At the date of this Agreement, Merrill Lynch shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

     (i) Additional Documents. At Closing Time, counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for Merrill Lynch.

     (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) Indemnification of Merrill Lynch by the Company and Ventas Realty. The Company and Ventas Realty, jointly and severally, agree to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the agents, employees, officers and directors of Merrill Lynch and the agents, employees, officers and directors of any such controlling person as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Company or Ventas Realty may otherwise have, including, but not limited to, liability under this Agreement.

     (b) Indemnification of Company, Directors and Officers. Merrill Lynch agrees to indemnify and hold harmless the Company, Ventas Realty, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or Ventas Realty within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to Merrill Lynch, made in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to Merrill Lynch furnished to the Company or Ventas Realty by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) Other Agreements With Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and Ventas Realty with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Ventas Realty on the one hand and Merrill Lynch on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Ventas Realty on the one hand and of Merrill Lynch on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and Ventas Realty on the one hand and Merrill Lynch on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and Ventas Realty, on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, Ventas Realty and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, Ventas Realty, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or Ventas Realty, as the case may be

     The provisions of this Section shall not affect any agreement among the Company and Ventas Realty with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Ventas Realty, any of the Company's Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Merrill Lynch.

     SECTION 9.  Termination of Agreement.

     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the business, condition, financial or otherwise, results of operations, performance, properties or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by the Company. If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch at North Tower, 4 World Financial Center, New York, New York 10080, attention of Syndicate Operations, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, attention of Michael W. Blair and Steven J. Slutzky; and notices to the Company and Ventas Realty shall be directed to it at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40273, attention of T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of Thomas M. Cerabino and Robert B. Stebbins.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon Merrill Lynch and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                        Very truly yours,

                                        VENTAS, INC.


                                        By         /s/ T. Richard Riney
                                           -------------------------------------
                                           Name:  T. Richard Riney
                                           Title: Executive Vice President and
                                                  General Counsel


                                        VENTAS REALTY, LIMITED PARTNERSHIP
                                        By: Ventas, Inc., its General Partner


                                        By        /s/ T. Richard Riney
                                           -------------------------------------
                                           Name:  T. Richard Riney
                                           Title: Executive Vice President and
                                                  General Counsel

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED


By             /s/ Sam Thong
   -------------------------------------
           Authorized Signatory

                                   SCHEDULE A

                                  Ventas, Inc.

                        2,000,000 Shares of Common Stock
                           (Par Value $.25 Per Share)

     The purchase price per share for the Securities to be paid by Merrill Lynch shall be $25.69.


                                     Sch A-1

                                   SCHEDULE B

                                                                   % Owned
                                                                  Directly or
                                                Jurisdiction of  Indirectly by
Subsidiary                                       Incorporation    Ventas, Inc.
------------------------------------------------------------------------------
Ventas Realty, Limited Partnership                 Delaware                100%
Ventas LP Realty, LLC                              Delaware                100%
Ventas Finance I, LLC                              Delaware                100%
Ventas Finance I, Inc.                             Delaware                100%
Ventas Specialty I, LLC                            Delaware                100%
Ventas Specialty I, Inc.                           Delaware                100%
Ventas Capital Corporation                         Delaware                100%
Ventas TRS, LLC                                    Delaware                100%
Ventas Healthcare Properties, Inc.                 Delaware                100%
Ventas Kansas City I, LLC                          Delaware                100%
Ventas Belleville, LLC                             Delaware                100%
Ventas Springfield/Findlay, LLC                    Delaware                100%
ElderTrust                                         Maryland                100%
ElderTrust Operating Limited Partnership           Delaware               99.6%*
ET Capital Corp.                                   Delaware                100%
ET GENPAR, L.L.C.                                  Delaware               99.6%*
ET Sub-Belvedere Limited Partnership, L.L.P.       Virginia               99.6%*
ET Belvedere Finance, L.L.C.                       Delaware               99.6%*
ET Belvedere Finance, Inc.                         Delaware                100%
ET Sub-Berkshire Limited Partnership               Delaware               99.6%*
ET Berkshire, L.L.C.                               Delaware               99.6%*
ET Sub-Cabot Park, L.L.C.                          Delaware               99.6%*
Cabot ALF, LLC                                     Delaware               99.6%*
ET Sub-Cleveland Circle, L.L.C.                    Delaware               99.6%*
Cleveland ALF, L.L.C.                              Delaware               99.6%*
ET Sub-DCMH Limited Partnership L.L.P.             Virginia               99.6%*

                                     Sch B-1

ET DCMH Finance, LLC                               Delaware               99.6%*
ET DCMH Finance, Inc.                              Delaware                100%
ET Sub-Heritage Andover, L.L.C.                    Delaware               99.6%*
ET Heritage Andover Finance, Inc.                  Delaware                100%
ET Sub-Heritage Woods, L.L.C.                      Delaware               99.6%*
ET Sub-Highgate, L.P.                            Pennsylvania             99.6%*
ET Sub-Lacey I, L.L.C.                             Delaware               99.6%*
ET Sub-Lehigh Limited Partnership                  Delaware               99.6%*
ET Lehigh, L.L.C.                                  Delaware               99.6%*
ET Sub-Lopatcong, L.L.C.                           Delaware               99.6%*
ET Sub-Pennsburg Manor Limited Partnership,
 L.L.P.                                            Virginia               99.6%*
ET Pennsburg Finance, L.L.C.                       Delaware               99.6%*
ET Sub-Phillipsburg I, L.L.C.                      Delaware               99.6%*
ET Sub-Pleasant View, L.L.C.                       Delaware               99.6%*
ET Sub-POB I Limited Partnership, L.L.P.           Virginia               99.6%*
ET POBI Finance, L.L.C.                            Delaware               99.6%*
ET POBI Finance, Inc.                              Delaware                100%
ET Sub-Rittenhouse Limited Partnership, L.L.P.     Virginia               99.6%*
ET Sub-Riverview Ridge Limited Partnership,
 L.L.P.                                            Virginia               99.6%*
ET Sub-Sanatoga Limited Partnership                Delaware               99.6%*
ET Sanatoga, L.L.C.                                Delaware               99.6%*
ET Sub-SMOB, L.L.C.                                Delaware               99.6%*
ET Sub-Vernon Court, L.L.C.                        Delaware               99.6%*
Vernon ALF, L.L.C.                                 Delaware               99.6%*
ET Sub-Wayne I, Limited Partnership, L.L.P.        Virginia               99.6%*
ET Wayne Finance, L.L.C.                           Delaware               99.6%*
ET Wayne Finance, Inc.                             Delaware                100%
ET Sub-Willowbrook Limited Partnership, L.L.P.     Virginia               99.6%*
ET Sub-Woodbridge, L.P.                          Pennsylvania             99.6%*

                                     Sch B-2

*Certain unaffiliated third parties own approximately .4% of the limited partnership interests in ElderTrust Operating Partnership ("ETOP") in the form of Class C Units and as a result indirectly own .4% of all direct or indirect subsidiaries of ETOP. The Series C Units are redeemable, and the redemption price thereof may be paid in the form of securities of the Company or a Subsidiary.


                                     Sch B-3

                                   SCHEDULE C

Debra A. Cafaro
Raymond J. Lewis
T. Richard Riney
Richard A. Schweinhart
Mary L. Smith


                                     Sch C-1